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                   U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               February 3, 1997
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                              CAPITAL 2000, INC.
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               Exact name of Registrant as Specified in its Charter

        Colorado                 33-11062-D              84-1049047
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State or Other Jurisdiction    Commission File  IRS Employer Identification
     of Incorporation              Number                   Number

                     P.O. Box 460363, Aurora, Colorado 80015
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           Address of Principal Executive Offices, Including Zip Code

                                (303) 690-6787
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               Registrant's Telephone Number, Including Area Code
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ITEM 5.  OTHER MATERIALLY IMPORTANT EVENTS.

     On February 3, 1997, Capital 2000, Inc. (the "Company") and United Shields Corporation ("USC") signed a Letter of Intent whereby the Company will acquire all of the outstanding shares of USC in exchange for restricted shares of the Company's common stock.

     If this transaction is consummated, the Company will issue 9,500,000 restricted shares of its common stock in an amount which will represent approximately 90% of its outstanding common stock in exchange for all of the issued and outstanding shares of USC.

     USC, based in Cincinnati, Ohio, is a development stage company which holds the worldwide marketing rights for a unique, patented collapsible bottle for use with beverage products, as well as the right to use a patented bottle processing unit (integrator) that can prepack concentrates, and evacuate, cap, label and fold the bottles. The patented bottle and processing equipment create a platform for advanced packaging technology that reduces the costs associated with manufacturing, distributing and marketing beverages.

     USC has recently entered into a letter of intent to acquire an Ohio-based bottling company.

     The closing of this transaction is subject to the execution of a definitive agreement which will contain various representations and warranties of each party and which will be subject to the approval of the directors of each company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits.

          Exhibit 10 Letter of Intent dated February 3, 1997 between Capital 2000, Inc. and United Shields Corporation

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   CAPITAL 2000, INC.

Dated: February 5, 1997            By /s/ Timothy J. Brasel
                                      Timothy J. Brasel, President
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